Exhibit 99.1

Contact: Cameron Way (206) 373-9034

Onvia Generates Net Income in the Third Quarter of 2007

Quarterly revenue grows 26% over 2006

Onvia, Inc. (NASDAQ: ONVI), Seattle, WA – October 30, 2007 – Onvia, a leading provider of comprehensive government sales intelligence to businesses seeking government procurement opportunities, announced its third quarter financial results today. Onvia recorded net income of $2.9 million and Adjusted Net Income of $498,000 in the third quarter of 2007. Adjusted Net Income is net income excluding the $2.7 million reversal of the idle lease accrual, the accelerated depreciation expense and the additional rent expense associated with a series of lease transactions executed in the third quarter. Revenues for the third quarter of 2007 increased 26% to $5.4 million from $4.3 million in the third quarter of 2006. Onvia’s growth, and for the first time, its profitability, continues to be driven by increases in annual contract value and content licenses.

“In 2005 we made a strategic decision to invest in new content and tools with the objectives of accelerating revenue growth, generating cash flow and achieving profitability over a three year period,” stated Mike Pickett, Onvia’s Chairman and Chief Executive Officer. “We can proudly state that we have achieved all of our planned objectives, and we will continue to focus on these key objectives by developing unique new products and by providing our clients with critical information they need to grow their businesses.”

	Year 2006 - 2007 Quarterly Results (in millions, except per share data) (unaudited)
	2006				2007
	Q1 06	Q2 06	Q3 06	Q4 06	Q1 07	Q2 07	Q3 07
Revenues	$3.9	$4.1	$4.3	$4.5	$4.9	$5.2	$5.4
Gross margin	3.0	3.2	3.5	3.7	4.0	4.2	4.5
Net Income (loss)	(2.1)	(1.5)	(0.8)	(1.1)	(1.0)	(0.4)	2.9
Basic earnings per share	$(0.27)	$(0.20)	$(0.11)	$(0.13)	$(0.13)	$(0.04)	$0.35
Diluted earnings per share	$(0.27)	$(0.20)	$(0.11)	$(0.13)	$(0.13)	$(0.04)	$0.33

Gross margin for the third quarter improved to 83% from 81% in the prior year. Operating expenses were lower than expected because Onvia has been unable to fill open positions due to Seattle’s competitive employment market.Net income (loss) includes non-cash stock compensation of ($220,000) or ($0.03) per share in the third quarter of 2007, compared to ($300,000) or ($0.04) per share in the third quarter of 2006.

Onvia’s Adjusted Net Income was $498,000 compared to a net loss of $850,000 in the third quarter of 2006. Diluted Adjusted Net Income per share for the third quarter was $0.05 compared to a loss of ($0.11) in the third quarter of 2006. Operating expenses include a $2.7 million reversal of Onvia’s idle lease accrual resulting from an agreement with the landlord to terminate the Company’s existing lease approximately 28 months early. Onvia’s idle lease accrual represented the estimated future loss on vacant space held under Onvia’s current lease. In addition, as a result of the lease termination and the execution of a new lease in a different facility, Onvia recorded accelerated depreciation of current leasehold improvements and rent on the unoccupied new facility of $294,000 in the third quarter of 2007, both of which are excluded from the calculation of Adjusted Net Income. Onvia believes that Adjusted Net Income is important to demonstrate to investors Onvia’s net income from its core business excluding the impact of the lease transaction in the third quarter of 2007.

Onvia’s cash flow from operations was ($87,000) in the third quarter of 2007 reduced from ($1.0) million in the prior year. Year to date, Onvia generated positive operating cash flow of $448,000 compared to ($2.9) million in negative cash flow in the same period of 2006. Due to the seasonal purchasing cycle of the public sector, new client acquisitions and client renewals are typically stronger in the first and fourth quarters of the year, which impacts client related metrics and the timing of cash flow generated by the Company.

Year over year, unearned revenue increased 12% to $9.3 million from $8.3 million as of September 30, 2006. Third quarter unearned revenue declined from $10.2 million in the second quarter of 2007 due to the lower national accounts sales compared to the second quarter of 2007 and a higher than normal percentage of third quarter sales were booked but uncollected by quarter end. These sales are not recognized in deferred revenue until payment is received from the client. Unearned revenue represents the unrecognized value of paid or billed client subscriptions and content license contracts.

Third Quarter Operating Metrics

Onvia’s last major product launch was the release of Onvia Business Builder in August 2005 followed by the launch of Onvia Navigator in April 2006. The Company has leveraged these products to increase the contract value of its client base; however, contract value and contract value per client growth rates have recently slowed due to a delay in the launch of new products. In the first quarter of 2008, Onvia plans to release a new content solution which is intended to expand the market for Onvia’s services, generate top line revenue growth and improve client and per client metrics.

	(unaudited)
	2006				2007
	Q1 06	Q2 06	Q3 06	Q4 06	Q1 07	Q2 07	Q3 07
Annual Contract Value (in millions)	$13.9	$14.4	$14.9	$15.5	$16.6	$17.2	$17.5
Total Clients	9,800	9,500	9,200	9,200	9,100	9,000	8,800
High Value Clients	8,100	8,000	7,800	7,900	8,000	8,000	7,900
Contract Value per Client	$1,423	$1,512	$1,629	$1,692	$1,836	$1,920	$1,984
Quarterly Contract Value per Client	$1,435	$1,673	$1,823	$1,810	$2,011	$2,067	$2,163

Annual Contract Value

At September 30, 2007, annual contract value for client subscriptions was $17.5 million, up from $14.9 million at September 30, 2006, an increase of 17%.

Clients

At September 30, 2007, Onvia had approximately 8,800 clients, down from 9,000 at June 30, 2007, and 9,200 at September 30, 2006. High value clients, which exclude Onvia’s entry level Metropolitan clients, increased to 7,900 compared to 7,800 clients in the third quarter of 2006 but declined slightly from 8,000 clients in the second quarter of 2007.

Annual Contract Value per Client

Annual contract value per client is the average annual contract value of our existing clients on an individual client basis. As of September 30, 2007, annual contract value per client was $1,984 compared to $1,629 a year ago, and $1,920 at June 30, 2007.

Quarterly Contract Value per Client

Quarterly contract value per client represents the average annual contract value of all new and renewing client transactions during the quarter. Quarterly contract value per client increased to $2,163 in the third quarter of 2007 compared to $1,823 in the third quarter of 2006, and $2,067 during the second quarter of 2007.

A conference call hosted by Onvia’s management will be held today, Tuesday, October 30, 2007 at 1:30 p.m. PDT to further discuss Onvia’s financial results. This call will be broadcast via the Internet and may be accessed from Onvia’s website at www.onvia.com. A replay of the broadcast will be available on Onvia’s website or by dialing 1-800-675-9924, pass code 103007, 15 minutes after the conference call. For investor relations questions please e-mail investorrelations@onvia.com.

About Onvia

Onvia (NASDAQ: ONVI) helps companies identify and win government business across such diverse markets as architecture, engineering, construction, IT/telecom, consulting services, operations and maintenance, and transportation. Approximately 8,800 Onvia clients across the United States enjoy significant competitive advantage through customized, searchable access to Onvia’s Dominion™ database, the most comprehensive source of actionable government procurement intelligence available. With ever expanding coverage of more than 73,000 federal, state and local purchasing entities, Onvia delivers timely, in-depth information and insight on requests for proposals and quotes, agencies, decision-makers, vendors and project histories to help companies focus their sales resources on the best opportunities and convert them into awards. Onvia was founded in 1996 and is headquartered in Seattle, Washington. More information about Onvia can be found at http://www.onvia.com.

Forward Looking Statements

This release may contain, in addition to historical information, forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and involve risks and uncertainties, including statements regarding Onvia’s financial performance, profitability, client count and client information, and other operating metrics. Onvia’s business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release, including changes in general economic and business conditions in the information and internet services industries and changes in our business strategy.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: Onvia fails to improve sales penetration and marketing of new products; client adoption of new products is slower than expected; Onvia fails to increase annual contract value; Onvia’s focus on high value clients is misplaced; Onvia fails to continue to upgrade its existing client base into new and higher valued products; Onvia has overestimated the value of sales intelligence to companies doing business with government agencies; Onvia’s technology fails to handle the increased demands on its online network caused by the new product offerings; Onvia’s office relocation date may be impacted by delays in construction timelines; and increased construction costs related to Onvia’s office relocation and increased co-location costs related to moving Onvia’s data center offsite may impact Onvia’s cash flow and operating expenses.

Additional information on factors that may impact these forward-looking statements can be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections in our 2006 Annual Report on Form 10-K and our most recent quarterly report on Form 10-Q, as applicable. The information contained in this presentation is as of the date indicated. We assume no obligation to update any forward-looking statements contained in this presentation as a result of new information or future events or developments.

We may discuss various non-GAAP measures. Please refer to our press release, our 8-K filing, or our website for the most directly comparable GAAP measures together with our reconciliation of the two.

ONVIA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30, 2007	December 31, 2006
	(Unaudited)
	(In thousands, except share data)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$7,673	$8,430
Short-term investments, available-for-sale	8,280	6,005
Accounts receivable, net of allowance for doubtful accounts of $52 and $48	897	815
Prepaid expenses and other current assets	1,120	781
Security deposits, current portion	3,500	—

Total current assets	21,470	16,031

LONG TERM ASSETS:
Property and equipment, net of accumulated depreciation of $5,504 and $4,641	1,447	2,145
Long-term investments	—	1,478
Security deposits, net of current portion	538	3,500
Other assets, net	1,412	837

Total long term assets	3,397	7,960

TOTAL ASSETS	$24,867	$23,991

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,266	$455
Accrued expenses	817	1,107
Idle lease accrual, current portion	197	1,071
Capital leases, current portion	107	—
Unearned revenue, current portion	9,049	8,481
Deferred rent, current portion	80	29

Total current liabilities	11,516	11,143

LONG TERM LIABILITIES:
Idle lease accrual, net of current portion	—	2,708
Capital leases, net of current portion	119	—
Unearned revenue, net of current portion	285	359
Deferred rent, net of current portion	58	186

Total long term liabilities	462	3,253

TOTAL LIABILITIES	11,978	14,396

STOCKHOLDERS’ EQUITY:
Preferred stock; $.0001 par value: 2,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock; $.0001 par value: 11,000,000 shares authorized; 8,183,834 and 7,929,153 shares issued and outstanding	1	1
Treasury stock, at cost: 16,918 and 32,369 shares	(83)	(159)
Additional paid in capital	350,892	349,175
Accumulated other comprehensive loss	8	(6)
Accumulated deficit	(337,929)	(339,416)

Total stockholders’ equity	12,889	9,595

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$24,867	$23,991

ONVIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME / (LOSS) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
	(In thousands, except per share data)		(In thousands, except per share data)
Revenue
Subscription	$4,578	$3,671	$13,173	$10,467
Content license	607	535	1,853	1,570
Other	205	59	389	177

Total revenue	5,390	4,265	15,415	12,214
Cost of revenue	928	812	2,700	2,611

Gross margin	4,462	3,453	12,715	9,603
Operating expenses:
Sales and marketing	2,700	2,846	8,565	8,812
Technology and development	784	1,050	3,151	3,108
General and administrative	1,021	889	2,909	3,109
Idle lease expense	(2,653)	(230)	(2,653)	(230)

Total operating expenses	1,852	4,555	11,972	14,799

Gain / (loss) from operations	2,610	(1,102)	743	(5,196)
Other income, net	247	253	743	710

Net income / (loss)	$2,857	$(849)	$1,486	$(4,486)

Unrealized gain on available-for-sale securities	19	19	14	21

Comprehensive income / (loss)	$2,876	$(830)	$1,500	$(4,465)

Basic net income / (loss) per common share	$0.35	$(0.11)	$0.18	$(0.57)

Basic and diluted net income / (loss) per common share	$0.33	$(0.11)	$0.18	$(0.57)

Basic weighted average shares outstanding	8,119	7,898	8,049	7,878

Basic and diluted weighted average shares outstanding	8,547	7,898	8,443	7,878

ONVIA, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES: ADJUSTED NET INCOME (UNAUDITED)

	Three Months Ended September 30, 2007			Nine Months Ended September 30, 2007
	(Unaudited)			(Unaudited)
	(In thousands, except per share data)			(In thousands, except per share data)
	As Reported	Lease Impact	Adjusted	As Reported	Lease Impact	Adjusted
Total revenue	5,390	—	5,390	15,415	—	15,415
Cost of revenue	928	—	928	2,700	—	2,700

Gross margin	4,462	—	4,462	12,715	—	12,715
Operating expenses:
Sales and marketing	2,700	(236)	2,464	8,565	(236)	8,329
Technology and development	784	(37)	747	3,151	(37)	3,114
General and administrative	1,021	(21)	1,000	2,909	(21)	2,888
Idle lease expense	(2,653)	2,653	—	(2,653)	2,653	—

Total operating expenses	1,852	2,359	4,211	11,972	2,359	14,331

Gain / (loss) from operations	2,610	(2,359)	251	743	(2,359)	(1,616)
Other income, net	247	—	247	743	—	743

Net income / (loss)	$2,857	$(2,359)	$498	$1,486	$(2,359)	$(873)

Unrealized gain on available-for-sale securities	19	—	19	14	—	14

Comprehensive income / (loss)	$2,876	$(2,359)	$517	$1,500	$(2,359)	$(859)

Basic net income / (loss) per common share	$0.35	$(0.29)	$0.06	$0.18	$(0.29)	$(0.11)

Basic and diluted net income / (loss) per common share	$0.33	$(0.28)	$0.05	$0.18	$(0.28)	$(0.10)

Basic weighted average shares outstanding	8,119	8,119	8,119	8,049	8,049	8,049

Basic and diluted weighted average shares outstanding	8,547	8,547	8,547	8,443	8,443	8,443

ONVIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
	(In thousands)		(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income / (loss)	$2,857	$(849)	$1,486	$(4,486)

Adjustments to reconcile net loss to net cash (used in) / provided by operating activities:
Depreciation and amortization	633	257	1,232	795
Impairment of assets	45	—	45	—
Loss / (gain) on sale of property and equipment	—	—	7	(2)
Stock-based compensation	220	300	673	955
Change in operating assets and liabilities:
Accounts receivable	33	(105)	(82)	(103)
Prepaid expenses and other current assets	(252)	169	(311)	60
Other assets	6	18	7	60
Accounts payable	612	151	811	(173)
Accrued expenses	(342)	(28)	(255)	(172)
Idle lease accrual	(2,988)	(778)	(3,582)	(1,855)
Unearned revenue	(848)	(149)	494	2,061
Deferred rent	(63)	(3)	(77)	(2)

Net cash (used in) / provided by operating activities	(87)	(1,017)	448	(2,862)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(80)	(169)	(130)	(665)
Proceeds from sales of property and equipment	—	—	—	5
Additions to internally developed software	(661)	(122)	(814)	(287)
Purchases of investments	(2,765)	(3,010)	(9,044)	(13,592)
Maturities of investments	4,651	6,586	8,261	19,056
Additions to security deposits	(538)	—	(538)	—

Net cash provided by / (used in) investing activities	607	3,285	(2,265)	4,517

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital lease obligations	(18)	—	(24)	—
Proceeds from exercise of stock options and purchases under employee stock purchase plan	690	29	1,084	162

Net cash provided by financing activities	672	29	1,060	162

Net increase / (decrease) in cash and cash equivalents	1,192	2,297	(757)	1,817

Cash and cash equivalents, beginning of period	6,481	11,607	8,430	12,087

Cash and cash equivalents, end of period	$7,673	$13,904	$7,673	$13,904

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Unrealized gain on available-for-sale investments	$(19)	$(19)	$(14)	$(21)
Issuance of treasury stock for 401K matching contribution	—	—	(83)	(62)
Purchases under capital lease obligations	—	—	(250)	—